SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 22, 2008 (December 17, 2008)
Date of Report
(Date of Earliest Event Reported)
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Pursuant to a Letter Agreement dated December 19, 2008, and the Securities Purchase Agreement — Standard Terms attached thereto (collectively, the “Securities Purchase Agreement”), Synovus Financial Corp. (“Synovus”) issued to the United States Department of the Treasury (the “Treasury”) 967,870 shares of Synovus’ Fixed Rate Cumulative Perpetual Preferred Stock, Series A without par value (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total price of $967,870,000. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. We may not redeem the Series A Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Articles of Amendment described below in Item 5.03) of not less than $241,967,500. After February 15, 2012, we may, at our option and with the consent of the Federal Deposit Insurance Corporation, redeem, in whole or in part, the Series A Preferred Stock at the liquidation amount per share plus accrued and unpaid dividends. The Series A Preferred Stock is generally non-voting. Prior to December 19, 2011, unless we have redeemed the Series A Preferred Stock or the Treasury has transferred the Series A Preferred Stock to a third party, the consent of the Treasury will be required for us to (1) declare or pay any dividend or make any distribution on our common stock, par value $1.00 per share (“Common Stock”) (other than regular quarterly cash dividends of not more than $0.06 per share) or (2) redeem, repurchase or acquire our Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. A consequence of the Series A Preferred Stock purchase includes certain restrictions on executive compensation that could limit the tax deductibility of compensation we pay to executive management. A copy of the Securities Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
     As part of its purchase of the Series A Preferred Stock, we issued the Treasury a warrant (the “Warrant”) to purchase up to 15,510,737 shares of our Common Stock at an initial per share exercise price of $9.36. The Warrant provides for the adjustment of the exercise price and the number of shares of our Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of our Common Stock, and upon certain issuances of our Common Stock at or below a specified price relative to the initial exercise price. The Warrant expires on December 19, 2018. If, on or prior to December 31, 2009, we receive aggregate gross cash proceeds of not less than $967,870,000 from “qualified equity offerings” announced after October 13, 2008, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Securities Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference.
     Both the Series A Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.
     The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. We have agreed to register the Series A Preferred Stock, the Warrant, and the shares of Common Stock underlying the Warrant (together with the Warrant, the “Warrant Shares”) as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the date on which we have received aggregate gross proceeds of not less than $967,870,000 from one or more “qualified equity offerings” and December 31, 2009.
     In the Securities Purchase Agreement, we agreed that, until such time as the Treasury ceases to own any securities acquired from us pursuant to the Securities Purchase Agreement, we will (1) take all necessary action to ensure that our benefit plans with respect to our senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant and (2) not adopt any benefit plans with respect to, or which cover, our senior executive officers that do not comply with EESA. Additionally, each of Richard E. Anthony, Frederick L. Green, III, Mark G. Holladay, Elizabeth R. James, and Thomas J. Prescott (the “Senior Executive Officers”) (1) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or Synovus for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of Synovus acquired through the Capital Purchase Program; and (2) entered into a letter agreement (the “Executive Letter Agreement”) with Synovus amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any debt or equity securities of Synovus acquired pursuant to the Securities Purchase Agreement, to comply with Section 111(b) of the EESA. Copies of the Waiver and the Executive Letter Agreement are attached as Exhibits 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Securityholders.
     Prior to December 19, 2011, unless we have redeemed the Series A Preferred Stock or the Treasury has transferred the Series A Preferred Stock to a third party, the consent of the Treasury will be required for us to (1) declare or pay any dividend or make any distribution on our Common Stock (other than regular quarterly cash dividends of not more than $0.06 per share) or (2) redeem, repurchase or acquire our Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.
     In addition, under the Articles of Amendment to our Articles of Incorporation described in Item 5.03, our ability to declare or pay dividends or repurchase our Common Stock or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 18, 2008, the Company filed with the Secretary of State of the State of Georgia Articles of Amendment to Synovus’ Articles of Incorporation, as amended (the “Articles of Amendment”) authorizing the issuance of 967,870 shares of Series A Preferred Stock and setting forth the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock. These Articles of Amendment amended the designations of the Series A Preferred Stock created by Articles of Amendment filed on December 17, 2008.
     Copies of the Articles of Amendment and the specimen stock certificate evidencing the Series A Preferred Stock are filed herewith as Exhibits 3.1 and 3.2 and Exhibit 4.2, respectively, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

3.1	Synovus Financial Corp. Articles of Amendment to Articles of Incorporation establishing the terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, filed December 17, 2008

3.2	Synovus Financial Corp. Articles of Amendment to Articles of Incorporation establishing the terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, filed December 18, 2008

4.1	Warrant for purchase of up to 15,510,737 shares of Common Stock.

4.2	Specimen stock certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A

10.1	Letter Agreement (including Securities Purchase Agreement — Standard Terms incorporated by reference therein) dated December 19, 2008, between Synovus Financial Corp. and the United States Department of the Treasury

10.2	Form of Waiver executed by Senior Executive Officers

10.3	Form of Letter Agreement executed by Senior Executive Officers

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)
Dated: December 22, 2008	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary